_____________, 1996                                     $________________
                                                        Los Altos, California

                          VISTA TECHNOLOGIES INC.
                        12% Secured Promissory Note
                             Due June 30, 1997
       (or Earlier Upon Completion of Certain Events defined herein)

  THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED (THE "ACTS"). ACCORDINGLY, NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACTS UNLESS THE ISSUER HAS RECEIVED A SATISFACTORY OPINION OF COUNSEL THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACTS.


  VISTA TECHNOLOGIES INC., a Nevada corporation (herein called the
"Company"), for value received, hereby promises to pay to ________________________________ (the "Payee"), or order, at the principal office of the Company in the State of California not later than on the 30th day of June, 1997 or within five (5) business days after an Accelerating Event as defined below (the earliest of such dates being herein called the "Maturity Date") the principal sum of _________________________ THOUSAND DOLLARS ($___,000.00) in United States funds, together with interest on the unpaid principal amount of this Bridge Note from the date hereof.

  1.     BRIDGE NOTES.   This note is one of a duly authorized issue of not
more than one million dollars ($1,000,000) in 12% Secured Promissory Notes (herein called the "Bridge Notes") made by the Company and originally issued
by the Company pursuant to a private placement of securities in 1996.   All of
the Bridge Notes are issuable substantially in the form of this Bridge Note.

  2.     ACCELERATION OF MATURITY DATE.   The Maturity Date of this Bridge
Note shall be automatically accelerated, and all principal and interest on this Bridge Note shall be immediately due and payable, of the fifth business day after receipt by the Company of at least $5 million in gross proceeds as a result of the sale of its Series A convertible preferred stock pursuant to financing arrangements negotiated with Paramount Capital Incorporated.

  3.     INTEREST.   Interest on the unpaid principal of this Bridge Note
from the date hereof shall be payable at the rate of twelve percent (12%) per annum, interest payable in arrears on the Maturity Date of this Bridge Note
and to accrue until this Note is paid in full.   Interest shall also be
payable on any earlier date fixed for optional prepayment by the Company.

  4.     COLLATERAL SECURITY.   The principal and interest of the Bridge
Notes are secured by the pledge as collateral of all of the assets of the Company pursuant to the terms of that certain Security Agreement dated November 11, 1996 executed by the Company for the benefit of the holders of the Bridge Notes, a copy of which has been delivered to the Payee by the Company.

  5.     OPTIONAL PREPAYMENT.   The Company, at its option and without
prior notice, may at any time prepay all or any portion of the principal and interest of the Bridge Notes at the time outstanding, in each case at the principal amount so being prepaid plus all unpaid interest accrued thereon to the date fixed for prepayment, without any premium or other penalty for such prepayment.

  6.     INVESTMENT INTENT; RESTRICTIONS ON TRANSFER.   The Payee and any
other holder of this Bridge Note, by acceptance hereof, represents and warrants that this Bridge Note has been acquired by said holder for its own account for investment, and acknowledges that any proposed sale, assignment or transfer of this Bridge Note is prohibited unless such sale, assignment or transfer in the opinion of counsel for the Company will not require the prior registration of this Bridge Note under the Securities Act of 1933, as amended, or the qualification of this Bridge Note under the Trust Indenture Act of 1939, as amended.

  5.     DEFAULT AND ACCELERATION.   If one or more of the following events
(herein called "Events of Default") shall happen, that is to say:

(a) If default be made in the punctual payment of the principal of, or interest on, this Bridge Note, as the same shall become due and payable, whether at the Maturity Date or a date fixed for optional or mandatory prepayment of this Bridge Note or any portion thereof in accordance with its terms, and such default shall continue for three
         (3) business days after the Company has received written notice of default from the registered holder of this Bridge Note; or

(b) If (i) any court of competent jurisdiction shall enter a decree or order not vacated or stayed within 30 days from the date of entry thereof (A) appointing a trustee or receiver of the Company or of any substantial part of the property of the Company, or (B) approving a petition for, or effecting, an arrangement in bankruptcy of, or a reorganization pursuant to any bankruptcy act of, the Company, or any other judicial modification or alteration of the rights of the holders of this Bridge Note or of other creditors of the Company, or (ii) the Company shall itself file any such petition or take or consent to any other action seeking any such judicial order or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due.

then all of the unpaid principal and interest of this Bridge Note shall become immediately due and payable upon demand made by the holder of this Bridge Note if any one or more Events of Default shall occur and be continuing at the time of such demand.


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
  6.     COSTS OF COLLECTION.   The Company covenants that, if default be
made in any payment of the principal of or interest on this Bridge Note, the Company will pay the holder of this Bridge Note such further amount as shall be sufficient to cover the costs and expenses of collection, including without limitation reasonable attorneys' fees of such holder and all other costs incurred for court filings, witnesses, preparation, prosecution and enforcement of collection.

  7.     OTHER PROVISIONS.

  7.1. This Bridge Note is issued upon the express condition, to which the Payee and each successive holder expressly assents and by receiving the same agrees, that no recourse under or upon any obligation, covenant or agreement of this Bridge Note, or for the payment of the principal of or the interest on, this Bridge Note, or for any claim based on this Bridge Note, or otherwise in respect thereof, shall be had against any incorporator or any past, present or future stockholder, officer or director, as such, of either Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by any assessment or penalty or otherwise howsoever, all such individual liability being hereby expressly waived and released as a condition of and as part of the consideration for the execution and issue of this Bridge Note; provided, however, that nothing herein shall prevent enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of capital stock not fully paid.

  7.2.   Any notice or demand which by any provision of this Bridge
Note is required or provided to be given or served to or upon the Company shall be deemed to have been sufficiently given or served for all purposes by being sent as registered or certified mail, postage prepaid, addressed to the Company at its principal office in the State of California, marked for the attention of its Chief Executive Officer.

  7.3. No course of dealing between the Company and the holder of this Bridge Note or any delay on the part of the holder in exercising any rights under this Bridge Note shall operate as a waiver of any rights of any holder of this Bridge Note.

  7.4. This Bridge Note shall be governed by the laws of the State of California.

  IN WITNESS WHEREOF, the Company has caused this Bridge Note to be signed in its corporate name by an officer thereunder duly authorized, and to be dated as of the day and year first above written.


                              VISTA TECHNOLOGIES INC.



                              By:
                                  ----------------------------
                                  President



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